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                                                                EXHIBIT 23.6

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of Amendment No. 3 to the Registration Statement on Form S-4 of our report dated March 30, 1998, relating to the financial statements of Dental Care Alliance, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 5, 1999